Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Mary A. Chaput Executive Vice President and Chief Financial Officer (615) 665-1122

AMERICAN HEALTHWAYS TO PRESENT AT MERRILL LYNCH
HEALTH SERVICES INVESTOR CONFERENCE

   Live Internet Broadcast, Replay of Presentation Available on Company’s Website

NASHVILLE, Tenn. – November 23, 2004 – American Healthways, Inc. (NASDAQ: AMHC) today announced that it will participate in the Merrill Lynch Health Services Investor Conference being held November 30th through December 1st in New York.

Ben R. Leedle Jr., the Company’s president and chief executive officer, will present on Wednesday December 1st at 1:45 p.m. Eastern.

The presentation will be broadcast live on the Web and will be available for replay at www.americanhealthways.com. To view the presentation live, please visit the site at least 15 minutes in advance to download and install any necessary audio software.

American Healthways is the nation’s leading and largest provider of specialized, comprehensive disease management, care enhancement and high-risk health management services proven to improve the quality of health care and lower costs. As of Aug. 31, 2004, the Company had over 1.3 million lives under management nationwide. For more information, visit www.americanhealthways.com.